Exhibit 1.1

EXECUTION VERSION

Dana Holding Corporation

5.500% Senior Notes due 2024

Underwriting Agreement

New York, New York

December 4, 2014

To the Representative named in

    Schedule I hereto of the several

    Underwriters named in Schedule II

    hereto

Ladies and Gentlemen:

Dana Holding Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the principal amount of its 5.500% Senior Notes due 2024 (the “Securities”) as set forth in Schedule I hereto, to be issued under an indenture (the “Base Indenture”) dated as of January 28, 2011, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a third supplemental indenture dated as of December 9, 2014 (the “Supplemental Indenture” and, the Base Indenture, as modified by the Supplemental Indenture, the “Indenture”) to the Base Indenture. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Automatic Shelf Registration Statement. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) Compliance with Securities Act Requirements. On each Effective Date, the Registration Statement did, and when each of the Preliminary Prospectus and the Final Prospectus is first filed in accordance with Rule 424(b), and on the Closing Date (as defined herein), the Preliminary Prospectus and the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and as of its date and as of the Closing Date, the Final Prospectus (together with any supplement thereto, as of such respective dates) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) General Disclosure Package. At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Well-Known Seasoned Issuer Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus and the pricing term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts in any material respect with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Good Standing of the Company and Its Significant Subsidiaries. Each of the Company and its “significant subsidiaries,” as such term is defined in Rule 1-02(w) of Regulation S-X under the Act (the “significant subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, condition (financial or otherwise), current or future consolidated financial position, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Authorized Capital Stock. All the outstanding shares of capital stock of each significant subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and (except for directors’ qualifying shares and other minority interests disclosed to you) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except where the existence of such perfected security interests, other security interests, claims, liens or encumbrances would not, individually or in the aggregate, have a Material Adverse Effect.

(i) Accurate Disclosure. The statements in the Preliminary Prospectus and the Final Prospectus under the headings “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize in all material respects the matters therein described.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Execution and Delivery of the Base Indenture, the Supplemental Indenture and the Securities. The Base Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Supplemental Indenture has been duly authorized, executed and delivered and, assuming due authorization, execution and delivery by the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(l) The Supplemental Indenture and the Securities. The Supplemental Indenture and the Securities will conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(m) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental or regulatory agency or body, or third party is required for the authorization, issuance, sale and delivery of the Securities by the Company or the consummation of the transactions contemplated herein, except (i) such as have been obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and (iii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), except where the failure to obtain any such consent, approval, authorization, filing or order would not have a Material Adverse Effect.

(o) Absence of Defaults and Conflicts Resulting from Transaction. None of the execution and delivery of this Agreement, the Base Indenture and the Supplemental Indenture, the issuance, sale and delivery of the Securities, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms of the Indenture or this Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except in the case of clauses (ii) and (iii), for such conflicts, violations, liens, charges or encumbrances that would not have a Material Adverse Effect.

(p) Financial Statements. The consolidated historical financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and subject, in the case of interim statements, to ordinary course year-end audit adjustments. The financial statement schedules included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in accordance with generally accepted accounting principles in the United States the information required to be stated therein.

(q) Litigation. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would (i) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could reasonably be expected to have a Material Adverse Effect.

(r) Property. Except as set forth in the Disclosure Package and the Final Prospectus, each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not have a Material Adverse Effect.

(s) Absence of Defaults and Conflicts. Neither the Company nor any of its significant subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such significant subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such violations or defaults that would not have a material adverse effect on the performance of this Agreement or a Material Adverse Effect.

(t) Independent Public Accounting Firm. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(u) Insurance. Except, in each case, as would not have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(v) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(w) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(x) Environmental Laws. Except as set forth in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Compliance with Sarbanes Oxley Act. The Company and, to the Company’s knowledge, its directors and officers, in their capacities as such, are in compliance in all material respects with applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z) Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company, indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(aa) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb) OFAC. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject or the target of any sanctions administered or enforced by the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or the target of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or, to the knowledge of the Company, indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

Except as is not material to the analysis under any Sanctions, to the knowledge of the Company, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(cc) Intellectual Property. To the Company’s knowledge, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s business as now conducted, except as set forth in the Disclosure Package and the Final Prospectus, or where the failure to so own, possess, license or otherwise have the right to use would not have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Intellectual Property rights that would have a Material Adverse Effect.

(dd) Industry Information. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical data, market-related data, and other data included in the Registration Statement, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and all such internal data (that is, information created internally by the Company rather than obtained from third parties) that relates to the Company that does not derive directly from financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus is accurate in all material respects.

(ee) Documents Incorporated by Reference. Each of the documents incorporated by reference into the Disclosure Package and the Final Prospectus, at the time it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and any documents filed with the Commission subsequent to the Execution Time and prior to the completion or termination of the offering of the Securities that are deemed to be incorporated by reference into the Disclosure Package and the Final Prospectus, will, when they are filed with the Commission, comply as to form in all material respects with the requirements of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters as of the Closing Date in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Company and its subsidiaries hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Preparation of the Final Prospectus and Registration Statement. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld, unless the Company is required by law to make such filing before consent can be given. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Term Sheet. The Company will prepare a pricing term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) Notification Regarding Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the first and second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) Reports to Shareholders. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) Signed Copies of the Registration Statement. Upon request by the Representative, the Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) Qualification of Securities. The Company will use its reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(h) Issuer Free Writing Prospectus. Unless the Company has or shall have obtained the prior written consent of the Representative, which consent will not be unreasonably withheld or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the pricing term sheet prepared and filed pursuant to Section 5(b) hereto or a free writing prospectus that contains only the preliminary terms of the Securities or their offering or information that is included in the Preliminary Final Prospectus or the pricing term sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Lock-up Period. The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee in connection with the Indenture and the Securities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder, which are not otherwise specifically provided for in this Section 5(k). It is understood, however, that, except as provided in this Section 5(k), and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees for their counsel and any advertising expenses connected with any offers they make.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the pricing term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(b) The Company shall have requested and caused (i) Paul Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Representative and its counsel their opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit A hereto; and (ii) Robert W. Spencer, Jr., Senior Counsel for the Company, to have furnished to the Representative and its counsel his opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B hereto.

(c) The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the principal financial or accounting officer of the Company or the treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries that would result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, comfort letters (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three, six and nine-month periods ended March 31, 2014, June 30, 2014 and September 30, 2014, respectively, in accordance with the review standards of the PCAOB, and substantially in the form set forth in Exhibit C hereto.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is used in relation to Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) The Issuers shall have taken all action required to be taken by it for the Securities to be eligible for clearance and settlement through DTC, it being understood that the Initial Purchasers shall obtain relevant CUSIP numbers for the Notes.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 5 and 7. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of one counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the affiliates, directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the pricing term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in any Preliminary Prospectus and the Final Prospectus in (i) the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting,” (a) the sentences related to concessions and reallowances, if any, and (b) the paragraph related to stabilization, syndicate covering transactions constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any claim, action, suit or proceeding affected, without its consent, which consent shall not be unreasonably withheld or delayed.

(d) In the event that the indemnity provided in paragraph (a), (b) , (c) or (e) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder, and (ii) Barclays Capital Inc. (the “Independent Underwriter”) in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees, affiliates and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter as determined in a final judgment by a court of competent jurisdiction.

9. Default by an Underwriter. If any one or more Underwriters shall fail on the Closing Date to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions for each of the Securities which such Underwriter failed to purchase, which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Senior Counsel - Securities, Dana Holding Corporation (fax no.: (419) 887-5200) and confirmed to it at 3939 Technology Drive, Maumee, Ohio, 43537, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any such Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Authority of the Representative. Any action by the Underwriters hereunder must be taken by the Representative on behalf of the Underwriters, and any action taken by the Representative shall be binding upon the Underwriters.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the pricing term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:03 p.m. (Eastern time) on December 4, 2014.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Dana Holding Corporation

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Vice President and Treasurer

[Signature Page – Underwriting Agreement]

Citigroup Global Markets Inc.

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Director

For itself and the other several Underwriters, if any,

named in Schedule II to this Agreement.

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated December 4, 2014

Registration Statement No. 333-200720

Title, Purchase Price and Description of Securities:

Title:	5.500% Senior Notes Due 2024

Principal amount:	$425,000,000

Purchase price (including accruedinterest or amortization, if any):	98.5530588%

Representative: Citigroup Global Markets Inc.

Closing Date, Time and Location: December 9, 2014 at 9:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): 60 -days after Closing Date

SCHEDULE II

Underwriters	Principal Amount of 5.500% Senior Notes due 2024 to be Purchased
Citigroup Global Markets Inc.	$106,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$85,000,000
Barclays Capital Inc.	$46,750,000
Deutsche Bank Securities Inc.	$46,750,000
J.P. Morgan Securities LLC	$46,750,000
UBS Securities LLC	$46,750,000
Wells Fargo Securities, LLC	$46,750,000

Total	$425,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

N/A

SCHEDULE IV

Pricing Term Sheet dated December 4, 2014

Dana Holding Corporation

$425.0 million aggregate principal amount of 5.500% Senior Notes due 2024

This free writing prospectus relates to the offering by Dana Holding Corporation of $425.0 million aggregate principal amount of 5.500% Senior Notes due 2024 (the “Notes”) and should be read together with the preliminary prospectus supplement, dated December 4, 2014 (the “Preliminary Prospectus Supplement”), filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, including the documents incorporated therein by reference, and the related base prospectus, dated December 4, 2014, forming a part of Registration Statement No. 333-200720.

Issuer:	Dana Holding Corporation (the “Issuer”)

Security:	5.500% Senior Notes due 2024

Aggregate Principal Amount:	$425,000,000

Maturity:	December 15, 2024

Coupon:	5.500%

Price:	100%

Yield to Maturity:	5.500%

Spread to Benchmark Treasury:	324 basis points

Interest Payment Dates:	June 15 and December 15, commencing June 15, 2015

Optional Redemption:

At any time on or after December 15, 2019, we may redeem some or all of the Notes at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Year	Redemption Price
2019	102.750%
2020	101.833%
2021	100.917%
2022 and thereafter	100.000%

Prior to December 15, 2019, we may also redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium.

At any time prior to December 15, 2017, we may redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 105.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) issued remains outstanding after the redemption.

Settlement Date:	T+3; December 9, 2014
CUSIP/ISIN:	235825 AE6 / US235825AE66
Underwriting Discount:	1.4469412%
Proceeds to Company (before expenses):	$418,850,500.00
Joint Book-Running Managers:

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

UBS Securities LLC

Wells Fargo Securities, LLC

If any information contained in this Pricing Term Sheet is inconsistent with information contained in the Preliminary Prospectus Supplement and the accompanying base prospectus, the terms of this Pricing Term Sheet shall govern. Capitalized terms used but not otherwise defined in this Pricing Term Sheet shall have the meanings assigned to them in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the Securities and Exchange Commission (the “SEC”) relating to this offering. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying base prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-800-831-9146 or by emailing prospectus@citi.com; BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, by emailing dg.prospectus_requests@baml.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com; Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Prospectus Group, by calling 1-800-503-4611 or by emailing prospectus.CPDG@db.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-866-803-9204; UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, New York 10171, by calling 1-888-827-6444, ext. 561-3884; or Wells Fargo Securities, LLC, 608 2nd Avenue, South Minneapolis, MN 55402, Attention: Client Support, by calling 1-800-645-3751, Opt. 5, or by emailing wfscustomerservice@wellsfargo.com.

This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Prospectus Supplement and the accompanying base prospectus for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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